Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE August 5, 2009

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. August 5, 2009 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending June 30, 2009. Net income for the three months ended June 30, 2009 was $136,462 compared to $566,890 for the same period last year, representing a decrease of $430,428 or 75.93%. Both basic and diluted earnings per share decreased $0.35 from $0.46 at June 30, 2008 to $0.11 at June 30, 2009.

Net income for the first six months of 2009 amounted to 477,790. This amount compares to $1,237,694, for the same period of 2008, representing a decrease of $759,904 or 61.40%. Basic earnings per share decreased $0.62 from $1.00 at June 30, 2008 to $0.38 at June 30, 2009. Diluted earnings per share decreased $0.61 from $0.99 at June 30, 2008 to $0.38 at June 30, 2009.

At June 30, 2009 total assets amounted to $305,627,257, total deposits were $276,752,659, net loans were $258,226,920 and total stockholders’ equity was $25,671,748.

The Board of Directors of Botetourt Bankshares, Inc., the holding company for Buchanan, VA-based Bank of Botetourt, declared a quarterly dividend payment to $0.14 per share. The cash dividend is payable August 10, 2009 to stockholders of record on July 22, 2009.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., “Our Company’s earnings remain below our expectations due to continued stress on the bank’s net interest margin as well as due to the general decline in the economy. While the financial services industry is currently facing many challenges, Botetourt Bankshares, Inc. continues to be profitable, financially strong and well capitalized, as we have been for 109 years.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke, and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

June 30, 2009 and December 31, 2008

	(Unaudited) June 30, 2008	(Audited) December 31, 2007
Assets
Cash and due from banks	$8,406,229	$8,621,683
Interest-bearing deposits with banks	546,505	200,951
Federal funds sold	6,183,000	—
Investment securities available for sale	17,260,965	16,618,498
Investment securities held to maturity (fair value approximates $403,000 at June 30, 2009 and $1,342,387 at December 31, 2008)	400,000	1,350,000
Restricted equity securities	581,000	550,900
Loans, net of allowance for loan losses of $3,609,694 at June 30, 2009 and $3,780,725 at December 31, 2008	258,226,920	252,940,323
Property and equipment, net	8,084,172	8,301,847
Accrued income	1,433,487	1,454,202
Foreclosed assets	1,300,766	1,363,016
Other assets	3,204,213	2,990,591

Total assets	$305,627,257	$294,392,011

Liabilities and stockholders’ equity

Liabilities
Noninterest-bearing deposits	$34,818,748	$33,815,283
Interest-bearing deposits	241,933,911	230,727,185

Total deposits	276,752,659	264,542,468

Federal funds purchased	—	1,113,000
Accrued interest payable	799,076	814,621
Other liabilities	2,403,774	2,330,158

Total liabilities	279,955,509	268,800,247

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,245,300 issued and outstanding at
June 30, 2009 and December 31, 2008	1,245,300	1,245,300
Additional paid-in capital	1,618,584	1,618,584
Retained earnings	24,196,378	24,067,271
Accumulated other comprehensive loss	(1,388,514)	(1,339,391)

Total stockholders’ equity	25,671,748	25,591,764

Total liabilities and stockholders’ equity	$305,627,257	$294,392,011

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For the Six and Three Months Ended June 30, 2009 and 2008 (unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2009	2008	2009	2008
Interest income
Loans and fees on loans	$8,009,753	$8,527,795	$3,943,087	$4,187,623
Federal funds sold	2,769	43,811	1,770	23,867
Investment securities:
Taxable	210,325	232,386	114,783	117,435
Exempt from federal income tax	146,668	172,567	69,841	85,514
Dividend income	656	22,309	84	10,010
Deposits with banks	1,492	3,270	1,378	1,142

Total interest income	8,371,663	9,002,138	4,130,943	4,425,591

Interest expense
Deposits	3,465,194	4,032,281	1,733,714	1,978,741
Federal funds purchased	1,495	18,782	3	386

Total interest expense	3,466,689	4,051,063	1,733,717	1,979,127

Net interest income	4,904,974	4,951,075	2,397,226	2,446,464
Provision for loan losses	785,000	145,000	310,000	100,000

Net interest income after provision for loan losses	4,119,974	4,806,075	2,087,226	2,346,464

Noninterest income
Service charges on deposit accounts	393,004	294,278	196,459	154,825
Mortgage origination fees	114,688	108,931	57,317	34,014
Net realized gain on sale of AFS securities	8,005	—	8,000	—
Other income	489,638	413,866	246,936	189,451

Total noninterest income	1,005,335	817,075	508,712	378,290

Noninterest expense
Salaries and employee benefits	2,267,271	2,072,323	1,109,491	996,682
Occupancy and equipment expense	507,749	513,901	264,062	259,339
Foreclosed assets, net	83,283	36,538	10,507	27,147
Other expense	1,618,434	1,218,095	1,040,317	628,324

Total noninterest expense	4,476,737	3,840,857	2,424,377	1,911,492

Income before income taxes	648,572	1,782,293	171,561	813,262
Income tax expense	170,782	544,599	35,099	246,372

Net income	$477,790	$1,237,694	$136,462	$566,890

Basic earnings per share	$0.38	$1.00	$0.11	$0.46

Diluted earnings per share	$0.38	$0.99	$0.11	$0.46

Dividends declared per share	$0.28	$0.42	$0.14	$0.21

Basic weighted average shares outstanding	1,245,300	1,244,336	1,245,300	1,244,925

Diluted weighted average shares outstanding	1,245,300	1,245,779	1,245,300	1,246,257